Exhibit 10.2

HEARING DATE AND TIME: June 12, 2019 at 11:00 a.m. (Eastern Time)

OBJECTION DEADLINE: June 5, 2019 at 4:00 p.m. (Eastern Time)

DRINKER BIDDLE & REATH LLP

1177 Avenue of the Americas

41st Floor

New York, New York 10036-2714

Telephone: (212) 248-3140

Facsimile: (212) 248-3141

E-mail: kristin.going@dbr.com

            marita.erbeck@dbr.com

Kristin K. Going

Marita S. Erbeck

Attorneys for the Motors Liquidation Company GUC Trust Administrator UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------------------------x

In re: MOTORS LIQUIDATION COMPANY, f/k/a GENERAL MOTORS CORPORATION, et al., Debtors. --------------------------------------------------------------------------x	Chapter 11 Case No. 09-50026 (MG) (Jointly Administered)

MOTORS LIQUIDATION COMPANY AVOIDANCE

ACTION TRUST, by and through the Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee,

                                                                          Plaintiff,

                                             against

JPMORGAN CHASE BANK, N.A., et al.,

                                                                          Defendants.

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Adversary Proceeding Case No. 09-00504 (MG)

JOINDER OF THE MOTORS LIQUIDATION COMPANY

GUC TRUST ADMINISTRATOR IN

MOTION OF MOTORS LIQUIDATION COMPANY AVOIDANCE

ACTION TRUST FOR ENTRY OF AN ORDER PURSUANT TO

SECTION 105 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 9019

APPROVING THE SETTLEMENT BETWEEN THE PARTIES

The GUC Trust Administrator1 of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [ECF No. 9836] (the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”), by and through its undersigned counsel, hereby joins (this “Joinder”) in the Motion of Motors Liquidation Company Avoidance Action Trust for Entry of an Order Pursuant to Section 105 of the Bankruptcy Code and Bankruptcy Rule 9019 Approving the Settlement Between the Parties [ECF No. 14505] (the “Settlement Motion”), which seeks entry of an order (the “Settlement Approval Order”): (i) approving the global settlement agreement attached as Exhibit B to the Settlement Motion (the “Settlement Agreement”) resolving all claims and cross-claims asserted in the above-captioned adversary proceeding (the “Term Loan Avoidance Action”); (ii) authorizing the Motors Liquidation Company Avoidance Action Trust (the “AAT”) and the GUC Trust to take all actions necessary or appropriate to effectuate the Settlement Agreement; and (iii) granting such other and further relief as the Court deems necessary, and respectfully states as follows:.

1. The GUC Trust Administrator joins in the Settlement Motion and hereby incorporates by reference the arguments made in the Settlement Motion as if set forth fully herein.

2. The GUC Trust Administrator notes that the Settlement Approval Order as proposed and attached to the Settlement Agreement as Exhibit A includes a specific approval and authorization by the Court for the GUC Trust’s entry into, execution, delivery and performance of the Settlement Agreement, which authorization is consistent with Section 8.1(e) of the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement.

[1]	Capitalized terms not defined herein shall have the meaning ascribed to them in the Settlement Agreement, the Plan or the GUC Trust Agreement (all defined herein), as applicable.

3. Specifically, through approval of Paragraph 3 of the Settlement Approval Order, the GUC Trust Administrator seeks approval for its actions to be taken pursuant thereto, including (i) resolving the disputes between the GUC Trust and JPMorgan Chase Bank, N.A. (“JPMorgan”), in its individual capacity and as administrative agent for the Term Loan, regarding payment of JPMorgan’s defense costs for the Term Loan Avoidance Action, (ii) allocating among the Term Lender Parties the Resolved Allowed General Unsecured Claims of JPMorgan and certain Term Lenders against the GUC Trust in the aggregate amount of $231 million provided for in the Settlement Agreement and treating those claims in accordance with the terms of the GUC Trust Agreement (Settlement Agreement § 4(c)), and (iii) granting a full release of JPMorgan, the other Term Lenders, all Net Proceeds Counter-Parties, Simpson Thacher & Bartlett LLP (“STB”), and STB’s professional liability insurers from all actions related in any way to the Term Loan Avoidance Action, the Delaware Actions, the Synthetic Lease, the Term Loan Agreement, the Delaware UCC-1, and any transactions related to any of the foregoing (the “Released Matters”) (Settlement Agreement §§ 3(a), (b)), as well as the full release of the GUC Trust by JPMorgan, the other Term Lenders and STB from all Released Matters (Settlement Agreement §§ 3(d), (e)). Given the importance of the Settlement Agreement to the expeditious and successful resolution of these cases, the GUC Trust Administrator believes that it is necessary and appropriate for the Court to approve the actions to be undertaken in connection with the Settlement Agreement as reflected in Paragraph 3 of the Settlement Approval Order.

4. Further, the GUC Trust Administrator has the right under the GUC Trust Agreement to object to General Unsecured Claims, make distributions with respect to any Disputed General Unsecured Claims, Unresolved Term Loan Avoidance Action Claims or Unresolved Other Avoidance Action Claims that have become Allowed General Unsecured Claims, execute all agreements, instruments and other documents, and effect all other actions necessary or appropriate to dispose of the GUC Trust Assets, object to and/or withdraw objections to Disputed General Unsecured Claims and manage, control, prosecute and/or settle objections to Disputed General Unsecured Claims, and assert and/or waive any applicable privileges (legal or otherwise) on behalf of the GUC Trust. GUC Trust Agreement §§ 5.1, 8.1(b) (iii), (iv), (xviii) and (xxv). The Court also has continuing jurisdiction to interpret, implement and/or enforce the GUC Trust Agreement. Plan § 11.1(i); see also GUC Trust Agreement § 8.1(e).

5. The actions required of the GUC Trust by operation of the Settlement Agreement are a proper exercise of the GUC Trust Administrator’s authority granted pursuant to the GUC Trust Agreement. Accordingly, it is appropriate that the Settlement Approval Order include the authorizing language contained in Paragraph 3 thereof.

WHEREFORE, for the reasons set forth herein and in the Settlement Motion, the GUC Trust Administrator respectfully requests that the Court (i) enter the Settlement Approval Order as proposed; and (ii) grant such other and further relief as the Court deems necessary.

Dated: New York, New York

  May 13, 2019

Respectfully submitted,

By:	/s/ Kristin K. Going
Kristin K. Going
Marita S. Erbeck
DRINKER BIDDLE & REATH LLP
1177 Avenue of the Americas
41st Floor
New York, NY 10036-2714
Tel: (212) 248-3140
E-mail: kristin.going@dbr.com
marita.erbeck@dbr.com

Attorneys for the Motors Liquidation
Company GUC Trust Administrator

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